Exhibit 4.3
Execution Copy
AMENDED AND RESTATED STOCKHOLDERS AGREEMENT
     This Amended and Restated Stockholders Agreement dated as of September 27, 2007 (the “Agreement”) by and among Eloqua Limited, a Delaware corporation (the “Company”), Eloqua Corporation, a corporation organized under the laws of the Province of Ontario and subsidiary of the Company (the “Subsidiary”), Gowlings Canada Inc. (the “Voting Trustee”), the purchasers (the “Purchasers”) listed on Schedule I attached hereto, Mark Organ, Harvey Organ, Abe Wagner and Steven Woods (the “Major Holders”), those other existing holders of Subsidiary Exchangeable Shares and securities in the Subsidiary or the Company (the “Subsidiary Holders”) listed on Schedule I attached hereto and any other parties who execute an Instrument of Adherence to this Agreement:
W I T N E S S E T H:
     WHEREAS, on August 25, 2006 the Company, the Subsidiary, the Voting Trustee, the Purchasers, the Major Holders, and certain other parties entered into a Stockholders Agreement (the “Prior Agreement”);
     WHEREAS, the Company is issuing shares of its Series C Preferred Stock, $0.0001 par value per share (the “Series C Preferred Stock”), to the Purchasers pursuant to the Series C Convertible Preferred Stock Purchase Agreement dated as of the date hereof by and among the Company, the Subsidiary and the Purchasers (the “Purchase Agreement”); and
     WHEREAS, one of the conditions to the obligations of the Purchasers under the Purchase Agreement is the execution of this Agreement and the termination of the Prior Agreement, and pursuant to Section 7.5 of the Prior Agreement, the Company, the Security Holders holding at least a majority in interest of the then-outstanding shares of Common Stock and Special Voting Stock, and the Purchasers holding at least sixty percent (60%) of the then-outstanding shares of Preferred Stock, voting together as a single class and on an as-converted basis, wish to provide for certain amendments to the Prior Agreement.
     NOW, THEREFORE, in consideration of the foregoing and of other good and valuable consideration, the parties agree as follows:
ARTICLE I
DEFINITIONS
     1.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following respective meanings:
          “Bay Partners” means Bay Partners X, L.P. and Bay Partners X Entrepreneurs Fund, L.P. and any Permitted Transferees thereof.
          “Bessemer Venture Partners” shall mean Bessemer Venture Partners VII L.P. and Bessemer Venture Partners VII Institutional L.P. and any Permitted Transferees thereof.

          “Business Day” shall mean any day other than Saturday, Sunday and any statutory holiday in the State of Delaware.
          “Callable Shares” shall mean (i) for Call Events triggered under Section 5.1(a)-(e), all Shares in the Company except Shares issuable pursuant to the exercise of warrants of the Company, owned or held by the Existing Stockholders listed on Schedule I; and (ii) for Call Events triggered under Section 5.1(f), all Shares in the Company.
          “Competitor” shall mean any competitor of the Company or the Subsidiary, as determined by the Board of Directors of the Company acting in good faith.
          “Conversion Shares” shall mean outstanding shares of Common Stock issued by converting shares of Preferred Stock.
          “Existing Stockholders” shall mean the Major Holders, the Subsidiary Holders and any other parties who execute an Instrument of Adherence to this Agreement.
          “JMI” means JMI Equity Fund IV L.P., JMI Equity Fund IV(AI) L.P. and any Permitted Transferees thereof.
          “Offeree” shall mean (i) Bay Partners for so long as Bay Partners holds at least 7,051,373 shares of Preferred Stock, (ii) JMI, for as long as JMI holds at least 7,051,373 shares of Preferred Stock, (iii) Bessemer Venture Partners, for so long as Bessemer Venture Partners holds at least 7,051,373 shares of Preferred Stock and (iii) Mark Organ, Harvey Organ, Steven Woods and Abe Wagner.
          “Preferred Stock” shall mean the Company’s Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock.
          “Security Holders” shall mean the Existing Stockholders and the Purchasers.
          “Shares” shall mean and include (i) all shares of capital stock of the Company, including, without limitation, the Company’s Common Stock (the “Common Stock”), the Preferred Stock, the Special Voting Stock, and all other securities of the Company which may be issued upon conversion or exercise of, in exchange for, or in respect of, shares of Common Stock, Preferred Stock, Special Voting Stock or other capital stock of the Company (whether by way of stock split, stock dividend, combination, reclassification, reorganization, or any other means), now owned or hereafter acquired, (ii) any Subsidiary Exchangeable Shares and (iii) any other securities (of the Subsidiary or otherwise) convertible or exchangeable, with or without consideration, into or for any Subsidiary Exchangeable Share or Common Stock or other security of the Subsidiary or Company (including any option or warrant to purchase such a convertible or exchangeable security). For purposes of this Agreement, all of the securities of the Company or Subsidiary that a Security Holder has a right to acquire from the Company or Subsidiary upon the conversion, exercise or exchange of any of the securities, including options to purchase Common Stock or Subsidiary Exchangeable Shares, warrants exercisable for Common Stock or
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Subsidiary Exchangeable Shares and convertible debentures that are convertible into Common Stock or Subsidiary Exchangeable Shares, of the Company or Subsidiary then owned by such Security Holder shall be deemed to be Shares then owned by such Security Holder.
          “Special Voting Stock” shall mean the Special Common Voting Stock, $0.0001 par value per share of the Company.
          “Subsidiary Exchangeable Shares” shall mean the Exchangeable Common Shares of the Subsidiary.
          “Subsidiary Shareholders Agreement” shall mean the Third Amended and Restated Shareholders Agreement by and between the Subsidiary Holders, the Subsidiary and Eloqua Investors LLC.
          “Voting Trust Agreement” shall mean that certain Voting Trust Agreement dated as of August 25, 2006 by and between the Company, the Subsidiary, and the Voting Trustee.
ARTICLE II
THE BOARD OF DIRECTORS; ELECTIONS
     2.1 Number of Directors. Subject to the provisions of the certificate of incorporation, as amended from time to time (the “Certificate of Incorporation”), the number of directors constituting the entire Board of Directors of the Company shall be no more than five (5). Provided that there are issued and outstanding at least 7,051,373 shares of Preferred Stock, the number of directors of the Company shall not be changed without the consent of the holders of (a) at least a majority in interest (as determined by the aggregate number of votes held directly and through the Voting Trustee in accordance with the Voting Trust Agreement) of the issued and outstanding shares of Common Stock and Special Voting Stock and (b) at least a majority of the issued and outstanding shares of Preferred Stock, voting together as a single class and on an as-converted basis.
     2.2 Election of Directors. Subject to the rights of the holders of Preferred Stock to elect a majority of the directors of the Company’s Board of Directors in certain circumstances as set forth in the Company’s Certificate of Incorporation, at any time at which stockholders of the Company will have the right to, or will vote for or consent in writing to, the election of directors of the Company, then, and in each such event, the Existing Stockholders (including any holder of options and/or warrants who is a party hereto who, subsequent to the date hereof, exercises any such options and/or warrants) and the Purchasers shall vote (or, if applicable, consent with respect to), or direct the Voting Trustee to vote or consent in accordance with the terms of the Voting Trust Agreement, as applicable, all Shares in the Company or other voting securities of the Company presently owned or hereafter acquired by them (whether owned of record or over which any such person exercises voting control) in favor of the following actions:
          (a) to cause the election to, and maintain as a member of, the Board of Directors one (1) person designated by JMI or its affiliates, who shall be the one (1) director
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elected by the holders of a majority of the issued and outstanding shares of Series A Preferred Stock, voting as a separate class (the “Series A Preferred Director”), and who shall initially be Brad Woloson;
          (b) to cause the election to, and maintain as a member of, the Board of Directors one (1) person designated by Bay or its affiliates, who shall be the one (1) director elected by the holders of a majority of the issued and outstanding shares of Series B Preferred Stock, voting as a separate class (the “Series B Preferred Director”), and who shall initially be Neal Dempsey;
          (c) to cause the election to, and maintain as a member of, the Board of Directors one (1) person designated by Bessemer Venture Partners or its affiliates, who shall be the one (1) director elected by the holders of a majority of the issued and outstanding shares of Series C Preferred Stock, voting as a separate class (the “Series C Preferred Director” and together with the Series A Preferred Director and Series B Preferred Director, the “Preferred Directors”), and who shall initially be Byron Deeter;
          (d) to cause the election to, and maintain as a member of, the Board of Directors one (1) person who shall be the then current Chief Executive Officer of the Company (“CEO”) as appointed from time to time by the Company’s Board of Directors, who shall be the one (1) director elected by the holders of a majority in interest (as determined by the aggregate number of votes held directly and through the Voting Trustee in accordance with the Voting Trust Agreement) of the issued and outstanding shares of Common Stock and Special Voting Stock (but excluding for the purposes of determining such majority during the period that there are at least 7,051,373 outstanding shares of Preferred Stock, any Conversion Shares) (the “Common Director”), and who shall initially be Joseph Payne; and
          (e) to cause the election to, and maintain as a member of, the Board of Directors one (1) person not otherwise affiliated with the Company or any Purchaser designated by (i) a majority of the Board of Directors and (ii) the holders of a majority in interest (as determined by the aggregate number of votes held directly and through the Voting Trustee in accordance with the Voting Trust Agreement) of the issued and outstanding shares of Preferred Stock, Common Stock and Special Voting Stock, voting together as a single class and on an as-converted basis, who is elected by the holders of a majority in interest (as determined by the aggregate number of votes held directly and through the Voting Trustee in accordance with the Voting Trust Agreement) of the issued and outstanding shares of Preferred Stock, Common Stock and Special Voting Stock, voting together as a single class and on an as-converted basis (the “Outside Director”), provided, however, that until an unaffiliated director is elected such seat shall be filled by Steven Woods.
     2.3 Vacancies and Removal. Each Existing Stockholder (including any holder of options and/or warrants who is a party hereto who, subsequent to the date hereof, exercises any such options and/or warrants) and the Purchasers shall vote (or, if applicable, consent with respect to), or direct the Voting Trustee to vote or consent in accordance with the terms of the Voting Trust Agreement, as applicable, all Shares in the Company or other voting securities of the Company presently owned or hereafter acquired by them (whether owned of record or over which any such person exercises voting control) in accordance with the provisions of this Section 2.3.
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          (a) Series A Preferred Director. The Series A Preferred Director shall serve until his successor is elected and qualified or until his earlier resignation or removal. The Series A Preferred Director may be removed during his term of office, with or without cause, only at the direction of JMI. Any vacancy in the office of the Series A Preferred Director may be filled at the direction of JMI in accordance with Section 2.2(a) hereto.
          (b) Series B Preferred Director. The Series B Preferred Director shall serve until his successor is elected and qualified or until his earlier resignation or removal. The Series B Preferred Director may be removed during his term of office, with or without cause, only at the direction of Bay. Any vacancy in the office of the Series B Preferred Director may be filled at the direction of Bay in accordance with Section 2.2(b) hereto.
          (c) Series C Preferred Director. The Series C Preferred Director shall serve until his successor is elected and qualified or until his earlier resignation or removal. The Series C Preferred Director may be removed during his term of office, with or without cause, only at the direction of Bessemer Venture Partners. Any vacancy in the office of the Series C Preferred Director may be filled at the direction of Bessemer Venture Partners in accordance with Section 2.2(c) hereto.
          (d) Common Director. The Common Director shall serve until his successor is elected and qualified or until his earlier resignation or removal. The Common Director may be removed during his term of office, with or without cause, only upon his or her resignation or removal from the position of CEO. Any vacancy in the seat elected pursuant to Section 2.2(d) above shall be filled by the individual then serving as the CEO; provided that if the CEO position is vacant, the holders of at least a majority in interest (as determined by the aggregate number of votes held directly and through the Voting Trustee in accordance with the Voting Trust Agreement) of the issued and outstanding shares of Common Stock and Special Voting Stock (but excluding for the purposes of determining such majority during the period that there are outstanding at least 7,051,373 shares of Preferred Stock, any Conversion Shares), voting as a separate class, or by the written consent of holders of at least a majority in interest (as determined by the aggregate number of votes held directly and through the Voting Trustee in accordance with the Voting Trust Agreement) of the issued and outstanding Common Stock and Special Voting Stock shall elect an individual to fill such seat provided that a condition to the appointment of such non-CEO candidate (and of any obligation to vote for such candidate) shall be that such individual agree in writing to resign upon the appointment of a CEO of the Company.
          (e) Outside Director. The Outside Director shall serve until his successor is elected and qualified or until his earlier resignation or removal. The Outside Director may be removed during his term of office, with or without cause, only at the direction of (i) a majority of the Board of Directors and (ii) the holders of at least a majority in interest (as determined by the aggregate number of votes held directly and through the Voting Trustee in accordance with the Voting Trust Agreement) of the issued and outstanding shares of Preferred Stock, Special Voting
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Stock and Common Stock, voting together as a single class and on an as-converted basis, or by written consent of the holders of at least a majority in interest (as determined by the aggregate number of votes held directly and through the Voting Trustee in accordance with the Voting Trust) of the issued and outstanding Preferred Stock, Special Voting Stock and Common Stock. Any vacancy in the office of the Outside Director may be filled at the direction of (i) and (ii) above in accordance with Section 2.2(e) hereto.
     2.4 Attendance at Meetings. Each of the Existing Stockholders and the Purchasers shall attend, or cause the Voting Trustee to attend, in person or by proxy to the extent reasonably practicable, and vote its Shares in the Company in accordance with this Agreement at, each annual meeting of the stockholders of the Company and each special meeting of the stockholders of the Company involving the election of directors of the Company.
     2.5 Committees of the Board of Directors. The Board of Directors of the Company shall establish (a) a Compensation Committee (which shall be charged with the authority over granting of stock options and compensation), (b) an Audit Committee (which shall be charged with reviewing the Company’s financial statements and accounting practices), and (c) such other committees as the Board of Directors shall deem necessary or convenient from time to time. Except to the extent otherwise required by applicable law or regulation, each committee shall include at least one of the Preferred Directors.
ARTICLE III
TRANSFERS
     3.1 Subsidiary Exchangeable Shareholder. All holders of Subsidiary Exchangeable Shares agree that they shall deliver to the Company an accurately completed and executed certificate in the form set forth in Schedule III attached hereto as a condition of the transfer or exchange (in accordance with the Subsidiary’s Exchangeable Share provisions) of Subsidiary Exchangeable Shares for Common Stock in the Company.
     3.2 Prohibited Transfers. No Existing Stockholder shall sell, assign, transfer, pledge, hypothecate, mortgage or otherwise encumber or dispose of (collectively, a “Transfer”) any or all of such Existing Stockholder’s Shares in the Company except (i) pursuant to a bona fide written offer from a person or entity (the “Proposed Transferee”) for consideration consisting solely of cash and (ii) otherwise in full compliance with such Existing Stockholder’s obligations under this Article III. The Company shall not record the Transfer on its books of any Shares in the Company that are subject to this Agreement, unless the provisions hereof have been complied with in full. Any purported Transfer by an Existing Stockholder of Shares in the Company without full compliance with the provisions of this Agreement shall be null and void.
     3.3 Right of First Refusal on Dispositions of Existing Stockholder’s Shares.
          (a) Offer. If at any time any Existing Stockholder desires to Transfer all or any portion of such Existing Stockholder’s Shares in the Company pursuant to a written bona fide offer from the Proposed Transferee, such transferring Existing Stockholder shall, within five
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(5) Business Days after the Proposed Transferee has delivered the offer to such transferring Existing Stockholder, submit a written offer (the “Offer”) to sell such Shares (the “Offered Shares”) to the Company and the Offerees on terms and conditions (including price) not less favorable to the Company and the Offerees than those on which the transferring Existing Stockholder proposes to sell such Offered Shares to the Proposed Transferee. The Offer shall disclose in reasonable detail the identity of the Proposed Transferee and the relationship between the Proposed Transferee and the Existing Stockholder, if any, the number and type of Offered Shares proposed to be sold, the total number of Shares in the Company owned by the Existing Stockholder, the terms and conditions (including price) of the proposed sale, and any other material facts relating to the proposed sale, and shall be accompanied by a copy of the Proposed Transferee’s written offer. The Offer shall further state that the Company and the Offerees may acquire, in accordance with the provisions of this Agreement, all or any portion of the Offered Shares for the price and upon the other terms and conditions, including deferred payment (if applicable), set forth therein.
          (b) Company Notice of Intent to Purchase. If the Company desires to purchase all or any part of the Offered Shares, the Company shall communicate in writing its election to purchase to the transferring Existing Stockholder and each Offeree, which communication shall state the number of Offered Shares the Company desires to purchase and shall be delivered in person or mailed to the transferring Existing Stockholder and each Offeree within 30 days of the date of the Offer. Such communication shall, when taken in conjunction with the Offer, be deemed to constitute a valid, binding and enforceable agreement for the sale and purchase of the Offered Shares.
          (c) Offerees’ Right of First Refusal. If, within 30 days of its receipt of the Offer, the Company fails to deliver written notice to the transferring Existing Stockholder and each Offeree of its intention to purchase all of the Offered Shares or if the Company elects to purchase only a portion of the Offered Shares (the Offered Shares which the Company does not elect to purchase being referred to as the “Refused Shares”), each Offeree shall have the absolute right to purchase that number of Refused Shares as shall be equal to the number of Refused Shares multiplied by a fraction, the numerator of which shall be the number of Shares in the Company (calculated on an as-converted to Common Stock basis) then owned by such Offeree and the denominator of which shall be the aggregate number of Shares in the Company (calculated on an as-converted to Common Stock basis) then owned by all Offerees. The amount of Refused Shares that each Offeree is entitled to purchase under this Section 3.3 shall be referred to as its “Pro Rata Fraction.”
          (d) Oversubscription Rights. The Offerees shall have a right of oversubscription such that if any Offeree declines to purchase its Pro Rata Fraction, the other Offerees shall, among them, have the right to purchase up to the balance of the Refused Shares not so purchased. Such right of oversubscription may be exercised by an Offeree by accepting the offer of the Refused Shares as to more than its Pro Rata Fraction. If, as a result thereof, such oversubscriptions exceed the total number of Refused Shares available in respect of such oversubscription privilege, the oversubscribing Offerees shall be reduced with respect to their oversubscriptions on a pro rata basis in accordance with their respective Pro Rata Fractions or as they may otherwise agree among themselves.
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          (e) Offeree Notice of Intent to Purchase. If an Offeree desires to purchase all or any part of the Refused Shares, such Offeree shall communicate in writing its election to purchase to the transferring Existing Stockholder, which communication shall state the number of Refused Shares the Offeree desires to purchase and shall be delivered in person or mailed to the transferring Existing Stockholder within 60 days of the date of the Offer. Such communication shall, when taken in conjunction with the Offer, be deemed to constitute a valid, binding and enforceable agreement for the sale and purchase of such Refused Shares (subject to the aforesaid limitations as to an Offeree’s right to purchase more than its Pro Rata Fraction).
          (f) Closing. Sales of the Offered Shares to be sold to the Company or Refused Shares to be sold to the participating Offerees pursuant to this Section 3.3 shall be made at the offices of the Company within 75 days of the date of the Offer. Such sales shall be effected by the transferring Existing Stockholder’s delivery to the Company or participating Offeree of a certificate or certificates evidencing the Offered Shares or Refused Shares, as the case may be, to be purchased by the Company or participating Offeree, duly endorsed for transfer to the Company or participating Offeree, as the case may be, against payment to the transferring Existing Stockholder of the purchase price therefor by the Company or said participating Offeree, as the case may be.
          (g) Sale to Third Party. If the Company and the Offerees do not purchase all of the Offered Shares or Refused Shares within the time frame specified in this Section 3.3, the Offered Shares or the Refused Shares not so purchased may be sold by the transferring Existing Stockholder at any time within 90 days after the date the Offer was made to the Company and the Offerees, subject to full compliance with the other provisions of this Article III. Any such sale shall be to the Proposed Transferee, at not less than the price and upon other terms and conditions, if any, not more favorable to the Proposed Transferee than those specified in the Offer. Any Offered Shares or Refused Shares not sold within such 90-day period shall continue to be subject to the requirements of a prior offer pursuant to this Section 3.3. If Offered Shares or Refused Shares are sold pursuant to this Section 3.3 to an Offeree or affiliate thereof, in such case only, the Offered Shares or Refused Shares so sold to such Offeree shall only be subject to the restrictions imposed by this Agreement to the extent that other Shares in the Company owned by such Offeree are subject to the restrictions imposed by this Agreement.
          (h) Sale to Company Excluded. The Offerees’ right of refusal provided in this Section 3.3 shall not apply with respect to sales of Shares in the Company to the Company.
          (i) Instrument of Adherence. Except as otherwise provided herein, no Existing Stockholder shall Transfer any Shares in the Company to any person (other than the Offerees or an affiliate thereof) who does not first execute the Instrument of Adherence. If any Transfer of Shares in the Company is attempted contrary to the provisions of this Agreement, the Company and the Offerees shall have the right to (i) purchase such Shares from the transferring Existing Stockholder or the purported transferee; (ii) obtain a temporary and/or permanent injunction restraining such Transfer (no bond or other security shall be required in connection with such action); or (iii) refuse to recognize any purported transferee as an Existing Stockholder and may continue to treat the transferor as an Existing Stockholder for all purposes, including, without limitation, for purposes of dividend and voting rights, until all applicable provisions of
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this Agreement have been complied with. The remedies provided herein are cumulative and not exclusive of any other remedies provided by law.
          (j) Sale to an Affiliate of the Company. The Company may cause, in its sole discretion, an affiliate to exercise its rights under this Section 3.3.
          (k) Public Offering. The provisions set forth in this Section 3.3 shall cease to apply to an Existing Stockholder upon the closing of the sale to the public of Common Stock of the Company pursuant to an effective registration statement filed under the Securities Act.
     3.4 Right of Participation in Sales.
          (a) Co-Sale Right of Offerees. If at any time an Existing Stockholder proposes to Transfer any Shares in the Company (the “Co-Sale Shares”) to a Proposed Transferee other than the Company (a “Buyer”), each of the Offerees shall have the right to sell to the Buyer, as a condition to such sale by such Existing Stockholder, at the same price per share and on the same terms and conditions as involved in such sale by such Existing Stockholder (as stated in the offer provided under Section 3.3(a) herein), such number of shares equal to the Co-Sale Shares multiplied by a fraction, the numerator of which is the aggregate number of Shares in the Company (calculated on an as-converted to Common Stock basis) owned by the particular Offeree desiring to sell Shares in the Company to a Buyer, and the denominator of which is the sum of the Shares in the Company (calculated on an as-converted to Common Stock basis) owned by the transferring Existing Stockholder and all of the Offerees. If not all of the Offerees elect to sell their share of the Co-Sale Shares, then the transferring Existing Stockholder shall promptly notify in writing the Offerees who so elect (the “Fully Participating Selling Offerees”) and shall offer the Fully Participating Selling Offerees the right to participate in the sale of such unsubscribed Co-Sale Shares on the same percentage basis as set forth above in this Section 3.4(a), provided that only Shares in the Company held by the Fully Participating Selling Offerees shall be included in the denominator. The Fully Participating Selling Offerees shall have five (5) days after receipt of such notice to notify the transferring Existing Stockholder in writing of its election to sell all or a portion of the unsubscribed Co-Sale Shares.
          (b) Notice of Intent to Participate. Each Offeree wishing to participate in any Transfer under this Section 3.4 shall notify in writing the Existing Stockholder transferring hereunder of such intention as soon as practicable after such Offeree’s receipt of the Offer made pursuant to Section 3.3(a), and in any event within 60 days after the date such Offer was made or five (5) days after receipt of notice in the case of the unsubscribed Co-Sale Shares.
          (c) Sale to a Proposed Transferee. The Existing Stockholder selling hereunder and each participating Offeree shall sell to the Buyer all, or at the option of the Buyer, any part of the shares proposed to be sold by them at not less than the price and upon such other terms and conditions, if any, not more favorable to the Buyer than those in the Offer provided by such Existing Stockholder under Section 3.3(a); provided, however, that any purchase of less than all of such shares by the Buyer shall be deducted from the number of shares offered to be sold by such Existing Stockholder and each participating Offeree pro rata based upon the applicable
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number of Co-Sale Shares desired to be sold by the Existing Stockholder and the number of shares that each participating Offeree is entitled to sell pursuant to Section 3.4(a).
          (d) Lapse of Restrictions. Subject to the other provisions of this Agreement, any shares sold by any participating Offeree to any Buyer pursuant to this Section 3.4 shall no longer be subject to the restrictions imposed or entitled to any of the benefits conferred by this Agreement.
          (e) Public Offering. The provisions set forth in this Section 3.4 shall cease to apply to an Existing Stockholder upon the closing of the sale to the public of Common Stock of the Company pursuant to an effective registration statement filed under the Securities Act.
     3.5 Statutory Votes. Subject to Section 3.6 below, whenever any Existing Stockholder shall be entitled pursuant to the provisions of the Business Corporations Act (Ontario), as the same may be amended from time to time (the “OBCA”) or other applicable law, to vote (in person, by proxy or by resolution in writing, as applicable) Subsidiary Exchangeable Shares, then each Existing Stockholder agrees to vote all Subsidiary Exchangeable Shares now owned or hereafter acquired by such party in such manner as may be designated by holders of a majority in interest (as determined by the aggregate number of votes held directly and through the Voting Trustee in accordance with the Voting Trust Agreement) of the voting stock of the Company (including the Preferred Stock, Common Stock and Special Voting Stock, voting together as a single class and on an as-converted basis). Notwithstanding the foregoing, the provisions of this Section 3.5 shall not apply to any special resolution required under Section 170(1)(c) of the OBCA to add to, remove or change the rights, privileges, restrictions or conditions attached to the Subsidiary Exchangeable Shares, if such addition, removal or change would materially and adversely affect the holders of such Subsidiary Exchangeable Shares and not so affect the other Shares.
     3.6 Drag-Along Rights.
          (a) If at any time (i) the holders of Preferred Stock holding at least a majority of the then outstanding Preferred Stock, acting as a single class and on an as-converted basis (the “Initiating Preferred Purchasers”), and (ii) holders of Exchange Common Stock (as hereinafter defined) and Special Voting Stock holding at least fifteen percent (15%) (as determined by the aggregate number of votes held directly and through the Voting Trustee in accordance with the Voting Trust Agreement) of the then outstanding Exchange Common Stock and Special Voting Stock, acting as a single class (the “Initiating Common Purchasers,” and together with the Initiating Preferred Purchasers, the “Initiating Purchasers”) propose to effect (or to cause the Company to effect) a Sale Event (as defined below) and the Board of Directors approves of or consents to such Sale Event, the Initiating Purchasers may deliver a notice (a “Sale Event Notice”) to all of the other Security Holders stating that the Initiating Purchasers propose to effect (or to cause the Company to effect) such transaction (the “Sale Event Notice Transaction”), and specifying the name and address of the proposed parties to such transaction and the consideration payable in connection therewith. Upon receipt of a Sale Event Notice other than an Asset Sale Transaction, each Security Holder shall be obligated to Transfer all Shares in the Company owned by it in the Sale Event (or, in the case of a Sale Event involving a sale of less than all of the outstanding Shares in the Company, a percentage of the Shares in the
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Company owned by it equal to the percentage of the Initiating Purchasers’ Shares in the Company being sold by the Initiating Purchasers), for a price and on other terms and conditions not less favorable to the Security Holder than to the Initiating Purchasers; provided, however, that the price may be different for Common Stock and any series or class of Preferred Stock to the extent that such difference is consistent with the liquidation preferences of the Common Stock and such series or class of Preferred Stock, as the case may be, set forth in the Company’s Certificate of Incorporation; and provided further, however, that, with respect to any Shares in the Company for which a Security Holder holds unexercised stock options or warrants, the price per such Share shall be reduced by the exercise price of such options or warrants, or if required pursuant to the terms of such options or warrants, such Security Holder shall pay the exercise price therefor prior to the closing of the Sale Event Notice Transaction, and shall transfer shares of Common Stock in the Sale Event Notice Transaction. In addition to selling its Shares in the Company and in the case of an Asset Sale Transaction, each Security Holder shall take all other necessary or desirable action (and direct the Voting Trustee to take all necessary or desirable action) to cause the Company to consummate the proposed Sale Event, including (1) voting all their Shares in the Company (or causing the Voting Trustee to vote their interest in the Special Voting Shares in accordance with the terms of the Voting Trust Agreement) in favor of such transaction and (2) voting all their Shares in the Company (or causing the Voting Trustee to vote their interest in the Special Voting Shares in accordance with the terms of the Voting Trust Agreement) in favor of any resolution or special resolution in favor of any continuance, reorganization, recapitalization or amendment to the articles of incorporation of the Subsidiary which requires the approval of the stockholders pursuant to applicable law including, without limitation, the OBCA. “Sale Event” means a Deemed Liquidation Event as that term is defined in Article IV, Paragraph A, Section 2(c) of the Company’s Certificate of Incorporation. “Exchange Common Stock” means Common Stock issued in exchange for those Subsidiary Exchangeable Shares outstanding as of August 25, 2006 in accordance with the Subsidiary’s Exchangeable Share provisions.
          (b) The closing of any Sale Event for which the Initiating Purchasers have delivered a Sale Event Notice pursuant to this Section 3.6 shall be held at such time and place as the Initiating Purchasers shall reasonably specify. At such closing, the Security Holders shall deliver certificates representing the Shares in the Company to be sold, duly endorsed for transfer and accompanied by all requisite stock transfer taxes, if any, and the Shares in the Company to be transferred shall be free and clear of any liens, claims or encumbrances (other than restrictions imposed by this Agreement) and each of the Security Holders shall so represent and warrant. Each of the Security Holders shall further represent and warrant that it is the record and beneficial owner of such Shares free and clear of all liens, charges, security interests, encumbrances or other rights of third parties and join in such additional representations, warranties and related indemnities and other obligations relating to its ownership of the Shares in the Company as shall be customary in transactions of a similar nature (including without limitation any withholding obligations and escrow arrangements).
          (c) In the event that the consideration to be paid in exchange for the Shares in the Company pursuant to this Section 3.6 includes any securities and due receipt thereof by any Security Holder would require under applicable law (i) the registration or qualification of such securities or of any person as a broker or dealer or agent with respect to such securities or (ii) the provision to any Security Holder of any information other than such information as a prudent
Stockholders Agreement — Page 11

issuer would generally furnish in an offering made solely to “accredited investors” as defined in Regulation D promulgated under the United States Securities Act of 1933, as amended (the “Securities Act”), the other Security Holders may cause to be paid to such Security Holder in lieu thereof, against surrender of the Shares in the Company which would have otherwise been sold by such Security Holder, an amount in cash equal to the fair value (as determined in good faith by the Initiating Purchasers) of the securities which such Security Holder would otherwise receive as of the date of the issuance of such securities in exchange for the Shares in the Company.
          (d) Each Security Holder, whether in its capacity as an Initiating Purchaser, Security Holder, officer or director of the Company, or otherwise, shall to the fullest extent permitted by law take or cause to be taken all such actions as may reasonably be requested by the Initiating Purchasers in order expeditiously to consummate each Sale Event and any related transactions, including, without limitation, executing, acknowledging and delivering consents, assignments, waivers and other documents or instruments, furnishing information and copies of documents, filing applications, reports, returns, filings and other documents or instruments with governmental authorities, and otherwise cooperating with the Company and the Initiating Purchasers. Without limiting the generality of the foregoing, each Security Holder shall execute and deliver such agreements and instruments as may be reasonably specified by the Initiating Purchasers.
          (e) Each Security Holder hereby grants to the Initiating Purchasers (i) an irrevocable proxy, coupled with an interest, to vote all Shares in the Company owned by such Security Holder, and (ii) an irrevocable power of attorney, which is coupled with an interest, to take such other actions, in each case to the extent necessary to carry out the provisions of this Section 3.6 in the event of any breach by such Security Holder of its obligations hereunder.
          (f) Notwithstanding any provision of this Agreement, the purchase and sale of Shares in the Company pursuant to this Section 3.6 shall not be subject to the provisions of Sections 3.3 and 3.4 hereof.
     3.7 Failure to Deliver Shares.
          (a) If any Existing Stockholder (or his legal representative) who has become obligated to sell Shares in the Company hereunder shall fail to deliver such Shares to the Company in accordance with the terms of this Agreement, the Company may, at its option, in addition to all other remedies it may have, send to such Existing Stockholder by registered mail, return receipt requested, the purchase price for such Shares as is herein specified. Thereupon, the Company: (i) shall cancel on its books the certificate or certificates representing such Shares to be sold; and (ii) shall issue, in lieu thereof, a new certificate or certificates in the name of the Company representing such Shares, and thereupon all of such Existing Stockholder’s rights in and to such Shares shall terminate.
          (b) In the event of any sale, transfer, assignment or other disposition of any Shares in the Company by an Existing Stockholder in violation of any provision of Section 3.4, each Offeree shall have the right to elect to cause such Existing Stockholder to purchase, and such Existing Stockholder shall be obligated to purchase, from such Offeree, at the same price
Stockholders Agreement — Page 12

per share and on the same terms and conditions as involved in such sale by the Existing Stockholder, such number of Shares in the Company (calculated on an as-converted to Common Stock basis) equal to the number of Shares in the Company sold by such Existing Stockholder multiplied by a fraction, the numerator of which is the aggregate number of Shares in the Company (calculated on an as-converted to Common Stock basis) owned by the particular Offeree and the denominator of which is the sum of the Shares in the Company (calculated on an as-converted to Common Stock basis) owned by the transferring Existing Stockholder and all of the Offerees.
     3.8 Benefit. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, personal representatives, successors and permitted assigns and shall be binding upon any person, firm, company or other entity to whom any Shares in the Company are transferred (even if in violation of the provisions of this Agreement) and the heirs, executors, personal representatives, successors and assigns of such person, firm, company or other entity. No provision of this Agreement shall be construed to provide a benefit to any party hereto who no longer owns any Shares in the Company, other than a right to receive a required payment with respect thereto.
     3.9 Permitted Transfers. Notwithstanding anything to the contrary in this Agreement, without complying with any other provisions of this Agreement, a Security Holder may Transfer any or all of such Security Holder’s Shares in the Company:
          (i) by way of gift for estate planning purposes to any member of such Security Holder’s family;
          (ii) by will or the laws of descent and distribution (in which event each such transferee shall be bound by all of the provisions of this Agreement to the same extent as if such transferee were the transferring Security Holder);
          (iii) to a trust (a) in respect of which such Security Holder serves as trustee, provided that the trust instrument governing such trust shall provide that Security Holder as trustee, shall retain sole and exclusive control over the voting and disposition of such Shares until the termination of this Agreement and (b) which is for the benefit of any member or members of such Security Holder’s family;
          (iv) to any of such Security Holder’s partners if the Security Holder is a partnership, members of the Security Holder if the Security Holder is a limited liability company, shareholders of the Security Holder if the Security Holder is a corporation or entities or funds affiliated with the Security Holder if the Security Holder is a venture capital fund (each such transferee as described in clauses (i) through (iv), a “Permitted Transferee”); provided that any such Transfer shall not require the registration of any Shares in the Company under the Securities Act of 1933, as amended (the “Securities Act”), or other applicable legislation.
          No Transfer of Shares in the Company by an Existing Stockholder to a Permitted Transferee shall be effective if the purpose of such Transfer shall have been to circumvent the provisions of this Agreement. Any Transfer of Shares in the Company by an Existing
Stockholders Agreement — Page 13

Stockholder to a Permitted Transferee pursuant to this Section 3.9 shall be expressly conditioned upon the transferee of such Shares becoming a party to this Agreement by executing an Instrument of Adherence substantially in the form attached hereto as Annex I (an “Instrument of Adherence”), in which event each such transferee shall be bound by all of the provisions of this Agreement to the same extent as if such transferee were the transferor, and all Shares in the Company transferred shall at all times remain subject to the terms of this Agreement in the hands of the transferee. As used herein, the word “family” shall include any spouse, lineal ancestor or descendant, brother, sister, or legally adopted child of any such person.
ARTICLE IV
RESIGNATION OF OFFICE
     Upon any Existing Stockholder ceasing to be a holder of Shares of the Company for any reason whatsoever, it shall immediately resign or cause its nominee to resign as director and officer of the Company, as the case may be.
ARTICLE V
COMPANY’S CALL RIGHT UPON CERTAIN EVENTS
     5.1 Call Events. Each of the following events shall be referred to as a Call Event:
          (a) any Existing Stockholder or shareholder of an Existing Stockholder has been adjudged bankrupt, or has made an assignment in bankruptcy, or takes the benefit of any legislation now or hereinafter in force for the relief of the bankrupt or insolvent debtors, or files any proposal or makes an assignment for the benefit of creditors, or if a receiver is appointed for all or a portion of an Existing Stockholder’s or Existing Stockholder’s shareholder, as the case may be, property, or if any order shall be made for the winding up of an Existing Stockholder, as applicable;
          (b) any Existing Stockholder or shareholder of an Existing Stockholder has had its Shares in the Company seized in execution or such shareholder’s shares of the Existing Stockholder are seized in execution;
          (c) there is a change in control of any Existing Stockholder except if such change in control is a transfer from one member of the family to another member of the family; or
          (d) the Shares in the Company held by an Existing Stockholder are, directly or indirectly, the subject matter of a judicial equalization order pursuant to the Family Law Act (Ontario) and/or similar legislation in another jurisdiction that requires the transfer of such Shares to someone other than the Existing Stockholder;
          (e) in the case of an Existing Stockholder who is an employee or consultant of the Company (other than Mark Organ, Steven Woods and Abe Wagner), the termination or cessation of the employment or consulting relationship of such employee or consultant for any reason whatsoever; or
Stockholders Agreement — Page 14

          (f) in the case of any person who is or was an employee or consultant of the Company (including Mark Organ, Steven Woods and Abe Wagner), such employee becomes employed or retained by, renders services for, or in any way becomes affiliated with a Competitor.
     5.2 Right of the Company to Call Shares. The Company shall have the right (the “Call Right”) to require an Existing Stockholder which is subject to a Call Event (the “Callee”) to sell, assign and transfer to the Company all of the Callable Shares owned or held by the Callee. The Call Right may be exercised by the Company within 90 days following the date the Company receives actual knowledge of such Call Event (the “Call Period”). The Call Right shall be exercised by the Company giving the Callee written notice (the “Call Notice”) on or before the last day of the Call Period of its intention to exercise the Call Right. The Company shall, concurrently with the sending of the Call Notice to the Callee, send a copy of the Call Notice to each of the Purchasers. If any Callable Shares are not purchased under this Call Right, the Callee and its successor in interest, if any, will hold any such Callable Shares subject to all the provisions of this Agreement.
     5.3 Determination of the Purchase Price. The purchase price for the Callable Shares shall be the aggregate fair market value of the Callable Shares determined in accordance with Section 5.5 hereof.
     5.4 Payment and Closing. Sales to the Company of the Callable Shares shall be made at the offices of the Company at the time and date set by the Company. Such sales shall be effected by the Callee’s delivery to the Company of a certificate or certificates evidencing the Callable Shares to be purchased by it, duly endorsed for transfer to the Company against payment to the Callee of the purchase price therefor by the Company.
     5.5 Determination of Fair Market Value. The fair market value of the Callable Shares shall be, for purposes of this Section 5, determined by the Board of Directors in its sole discretion as of the date of the Call Event. Should Callee disagree with the Board of Director’s determination of the fair market value (the “Board Determination”), Callee shall notify the Board of Directors in writing (the “Dispute Notification”) that Callee wishes to dispute the determination. If the dispute is not resolved between the Board of Directors and the Callee within 15 days of receipt of the Dispute Notification, then the Board of Directors shall appoint a third-party expert in valuing companies that are comparable to the Company to conduct a determination of the fair market value (the “Third Party Determination”). The Third Party Determination shall be conclusive and binding upon the Board of Directors and the Callee. If the Third Party Determination is within ten percent (10%) of the Board Determination, then the Callee shall bear the costs incurred in obtaining the Third Party Determination. Should the Third Party Determination differ from the Board Determination by ten percent (10%) or more, the Company shall bear such costs.
Stockholders Agreement — Page 15

ARTICLE VI
NON-COMPETITION AND CONFIDENTIALITY
     6.1 Non-Competition with the Company or Subsidiary. No Existing Stockholder shall:
          (a) endeavour, for his or her own purposes or for any other person or persons, partnership, firm, association, syndicate, company or corporation engaged in or concerned with or interested in a similar or competitive business to that conducted by the Company or the Subsidiary from time to time;
               (i) entice away or solicit the services of any employee of the Company or of the Subsidiary; or
               (ii) entice away or solicit any persons, firms or corporations that are customers of the Company or the Subsidiary from time to time; and
          (b) either individually or in partnership or jointly or in conjunction with any person, firm or corporation as principal, agent, shareholder, director, employee or in any other manner whatsoever carry on or be interested in or lend money to or guarantee the debts or obligations of a Competitor.
     6.2 Confidentiality. The Existing Stockholders acknowledge and agree that all information relating to the Company and the Subsidiary and their businesses is confidential and will only be disclosed by the Existing Stockholders for the purposes of carrying on the businesses of the Company or the Subsidiary or invoking any of the provisions of this Agreement.
ARTICLE VII
MISCELLANEOUS
     7.1 Notices. All notices, requests, consents and other communications to be given or otherwise made to any party to this Agreement shall be deemed to be sufficient if contained in a written instrument, delivered by hand in person, by express overnight courier service, or by electronic mail or facsimile transmission (with a confirming copy sent by U.S. mail, first class, postage prepaid mail), or by registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth in Schedule I to the Purchase Agreement or in the Company’s records or at such other address as may hereafter be designated in writing by the addressee, with a copy to the respective party’s counsel listed therein, if any. All notices shall be considered to be delivered three (3) days after dispatch in the event of first class or registered mail, and on the next succeeding business day in the event of electronic mail or facsimile transmission (with confirmation of receipt) or overnight courier service.
Stockholders Agreement — Page 16

     7.2 Termination.
          (a) This Agreement shall terminate immediately prior to but upon the earliest to occur of: (i) immediately prior to the closing of the sale to the public of the Common Stock pursuant to an effective registration statement filed under the Securities Act with net proceeds to the Company of at least $25,000,000 at a per share price of at least $3.50 (subject to appropriate adjustment to reflect any stock split, subdivision, or combination of Common Stock); or (ii) immediately prior to the consummation of the merger, consolidation or amalgamation of the Company with or into another entity in which the stockholders of the Company receive in exchange for their shares of capital stock of the Company cash, securities of the acquiring corporation which may be immediately sold to the public without registration under the Securities Act, or a combination thereof.
          (b) Upon the termination of this Agreement under this Section 7.2, except as otherwise set forth herein, the restrictions and obligations set forth herein shall terminate and be of no further effect, except that such termination shall not affect rights perfected or obligations incurred under this Agreement prior to such termination, and the Company, upon the request of any Purchaser or Existing Stockholder, shall issue to such requesting Purchaser or Existing Stockholder certificate(s) representing such holder’s shares without the legend required by Section 7.3 herein upon the surrender of the certificate(s) representing such shares to the Company.
     7.3 Lock-Up Agreement. If requested in writing by the managing underwriters in connection with an initial public offering of securities of the Company, each of the Existing Stockholders hereby agrees in connection with such offering, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of, any Shares in the Company held immediately prior to the effectiveness of a registration statement for such offering without the consent of the managing underwriter for a period not to exceed 180 days (or such longer period, not to exceed eighteen (18) days after the expiration of the 180-day period, as such underwriters shall request in order to facilitate compliance with NASD Rule 2711) following the effective date of the registration statement or prospectus relating to such offering, and at such underwriter’s request, shall sign a lock-up agreement to such effect. Notwithstanding Section 7.2(b) above, the obligations of the Existing Stockholders in this Section 7.3 shall survive the termination of this Agreement.
     7.4 Restrictive Legend. During the term of this Agreement the certificate(s) evidencing the Shares in the Company held by the Existing Stockholders subject to this Agreement shall be inscribed by the Company with the following legend, or one substantially similar thereto:
          THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND MAY NOT BE SOLD, EXCHANGED, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH AND SUBJECT TO ALL THE TERMS AND CONDITIONS OF A STOCKHOLDERS AGREEMENT, AS AMENDED FROM TIME TO TIME, A COPY OF WHICH THE COMPANY WILL FURNISH TO THE HOLDER OF THIS CERTIFICATE UPON REQUEST AND WITHOUT CHARGE.
Stockholders Agreement — Page 17

     7.5 Entire Agreement; Amendment; Waivers. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof. No provision of this Agreement may be amended except by an instrument in writing executed by (a) the Company, (b) the Security Holders holding at least a majority in interest (as determined by the aggregate number of votes held directly and through the Voting Trustee in accordance with the Voting Trust) of the then-outstanding shares of Common Stock and Special Voting Stock (but excluding for the purposes of determining such majority during the period that there are outstanding at least 7,051,373 shares of Preferred Stock, any Conversion Shares), and (c) the Purchasers holding at least a majority of the then-outstanding shares of Preferred Stock, voting together as a single class and on an as-converted basis. Any of the provisions of this Agreement may be waived by an instrument in writing executed and delivered by Purchasers holding at least a majority of the then-outstanding shares of Preferred Stock, voting together as a single class and on an as-converted basis. Any waiver by any party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach of that provision or of any other provision hereof.
     7.6 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to the principles of the conflicts of laws thereof.
     7.7 Additional Parties. The Company shall take all necessary action to ensure that each person who shall after the date hereof acquires any issued and outstanding Shares in the Company or securities of the Company exercisable or convertible into Shares in the Company, including without limitation, upon exchange of the Subsidiary Exchangeable Shares or upon exercise of any option or warrant to purchase Shares in the Company, shall become a party to this Agreement by executing and delivering to the Company an Instrument of Adherence, and such additional party shall thereafter be added to Annex I hereto and be deemed an Existing Stockholder for all purposes of this Agreement without the requirement of consent of the other parties hereto.
     7.8 Severability. If any provision of this Agreement shall be held to be illegal, invalid or unenforceable, such illegality, invalidity or unenforceability shall attach only to such provision and shall not in any manner affect or render illegal, invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if any such illegal, invalid or unenforceable provision were not contained herein.
     7.9 Captions. Captions are for convenience only and are not deemed to be part of this Agreement.
     7.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures delivered by facsimile transmission shall be deemed to be originals notwithstanding the failure subsequently to deliver a hard copy thereof.
Stockholders Agreement — Page 18

     7.11 Aggregation of Stock. All Shares in the Company held or acquired by affiliates of the Existing Stockholders shall be aggregated together for purposes of determining the availability or discharge of any rights under this Agreement.
     7.12 Assignment. The rights of the Purchasers hereunder are assignable by each Purchaser (i) to any other Purchaser, (ii) to a constituent, partner, member, shareholder or affiliate of such Purchaser, or to an entity or entities controlled by, or under common control with, or otherwise affiliated with, such Purchaser, or (iii) to an assignee or transferee who acquires any of the Shares in the Company purchased by a Purchaser (as adjusted for any stock combination, stock split, stock dividend, recapitalization or other similar transaction); provided that the rights of such transferring Purchaser are being assigned with the Shares in the Company.
     7.13 Gender and Number. In this Agreement wherever the singular and masculine are used they shall be construed as if the plural or the feminine or the neuter had been used, where the context and the party or parties so require, and the rest of the sentence shall be construed as if the grammatical and terminological changes thereby rendered necessary had been made.
     7.14 Independent Legal Advice. Each Existing Stockholder hereby acknowledges that he has been advised to obtain independent legal advice with regard to this Agreement and either has done so or has waived his right to do so.
     7.15 Further Assurances. Each of the Existing Stockholders hereto agrees to sign such further agreements, assurances, papers and documents, attend such meetings, enact such by-laws, pass such consents and resolutions and exercise such votes and generally do and perform or cause to be done and performed such further and other acts and things that may be necessary or desirable from time to time in order to give full effect to this Agreement and every part thereof.
     7.16 No Partnership. Nothing in this Agreement shall be deemed in any way or for any purpose to constitute any party a partner of any other party to this Agreement in the conduct of any business or otherwise or a member of a joint venture or joint enterprise with any other party to this Agreement.
Stockholders Agreement — Page 19

     7.17 Section 240 of the OBCA. Each of the parties acknowledge having been advised by legal counsel of the provisions of Section 240 of the OBCA dealing with rights of shareholders against, inter alia, oppressive or unfairly prejudicial actions. The parties agree that all of the terms and conditions of this Agreement are fair, reasonable and equitable and have been agreed to willingly and with full comprehension and therefore each of the parties further agrees that it shall not exercise any of the rights contained in the said Section 240 to oppose, circumvent or thwart any actions which may be taken or any results which may flow therefrom pursuant to the terms of this Agreement.
     7.18 Time. Time shall be and remain of the essence of this Agreement and every part hereof.
     7.19 Currency. All references to “$” or “dollars” shall refer to United Stated dollars unless otherwise explicitly stated.
     7.20 Termination of Prior Agreement. The Prior Agreement shall be of no further force and effect, and shall be amended and restated in its entirety by this Agreement.
[remainder of page intentionally left blank]
Stockholders Agreement — Page 20

     IN WITNESS WHEREOF, the undersigned parties have duly executed this Stockholders Agreement as of the date first above written.

COMPANY: ELOQUA LIMITED
By:	/s/ Joseph P. Payne
Name: Joseph P. Payne
Title: President & CEO

PURCHASERS: JMI EQUITY FUND IV, L.P.
By: JMI Associates IV, L.L.C., its General Partner

By:	/s/ Brad Woloson
Name: Brad Woloson
Title: Managing Member

JMI EQUITY FUND IV(AI), L.P.
By: JMI Associates IV, L.L.C., its General Partner

By:	/s/ Brad Woloson
Name: Brad Woloson
Title: Managing Member

Stockholders Agreement — Page 21

COUNTERPART SIGNATURE PAGE TO
STOCKHOLDERS AGREEMENT

PURCHASERS: BAY PARTNERS X, L.P.
By: Bay Management Company X, LLC, General Partner

By:	/s/ Neal Dempsey
Name: Neal Dempsey
Title: Manager

BAY PARTNERS X ENTREPRENEURS FUND, L.P.
By: Bay Management Company X, LLC, General Partner

By:	/s/ Neal Dempsey
Name: Neal Dempsey
Title: Manager

Stockholders Agreement — Page 22

COUNTERPART SIGNATURE PAGE TO
STOCKHOLDERS AGREEMENT

PURCHASERS:
BESSEMER VENTURE PARTNERS VII L.P.

BESSEMER VENTURE PARTNERS VII INSTITUTIONAL L.P.

By: Deer VII & Co. L.P., their General Partner

By: Deer VII & Co. Ltd., its General Partner

By:	/s/ Scott Ring
Scott Ring, General Counsel

Stockholders Agreement — Page 23

COUNTERPART SIGNATURE PAGE TO
STOCKHOLDERS AGREEMENT

MAJOR HOLDERS:
/s/ Mark Organ
Mark Organ

Harvey Organ

/s/ Steve Woods
Steve Woods

/s/ Abe Wagner
Abe Wagner

Stockholders Agreement — Page 24

COUNTERPART SIGNATURE PAGE TO
STOCKHOLDERS AGREEMENT

ELOQUA CANADA: ELOQUA CORPORATION
By:	/s/ Joseph P. Payne
	Name:	Joseph P. Payne
	Title:	President

VOTING TRUSTEE: GOWLINGS CANADA INC.
By:	/s/ Sharon Mitchell
	Name:	Sharon Mitchell
	Title:	Secretary

ANNEX I
ELOQUA LIMITED
Instrument of Adherence
          The undersigned, _____________________, in order to become the owner or holder of ________ shares of the capital stock of ELOQUA LIMITED, a Delaware corporation (the “Company”), hereby agrees to become a party to that certain Amended and Restated Stockholders Agreement (the “Agreement”) dated as of ________, 2007, among the Company and the other parties thereto, and to be bound by all provisions thereof. The undersigned agrees to become an Existing Stockholder (as defined in the Agreement) under the terms of the Agreement. This Instrument of Adherence shall take effect and shall become a part of said Agreement immediately upon execution by the undersigned hereto and acceptance thereof by the Company.
     EXECUTED as a contract under seal as of the date set forth below:

Signature:

Name:

By:

Address:

Social Security No.:

Date:

Accepted:

ELOQUA LIMITED

By:
Name:
Title:
Date:

Stockholders Agreement — Page 26

Schedule I
Purchasers:
JMI Equity Fund IV L.P.
c/o JMI Management, Inc.
2 Hamill Road
Suite 272
Baltimore, Maryland 21210
JMI Equity Fund IV (AI) L.P.
c/o JMI Management, Inc.
2 Hamill Road
Suite 272
Baltimore, Maryland 21210
Bay Partners X, L.P.
10600 N. De Anza Blvd.
Suite #100
Cupertino, CA 95014
Bay Partners X Entrepreneurs Fund, L.P.
10600 N. De Anza Blvd.
Suite #100
Cupertino, CA 95014
Bessemer Venture Partners VII L.P.
1865 Palmer Avenue, Suite 104
Larchmont, NY 10538
Bessemer Venture Partners VII Institutional L.P.
1865 Palmer Avenue, Suite 104
Larchmont, NY 10538
Existing Holders:

Name
1.	Gowlings Canada Inc.

2.	Mark Organ

3.	Harvey Organ
Stockholders Agreement — Page 27

Name
4.	Steve Woods

5.	Abe Wagner

6.	Adriano Basso

7.	Rex Bishop and Peter Howard Cass for “Cass & Bishop”

8.	R. Benjamin Carnovale

9.	Jason Chan

10.	Mark Collins

11.	Andrea Corey

12.	Mike Couch

13.	Stuart Currie

14.	Corinne B. Dahman

15.	Linda David

16.	Patil Demerji

17.	Bernard Foster

18.	Michael Hanna

19.	Ethan Henry

20.	Scott Hill
Stockholders Agreement — Page 28

Name
21.	Jeffrey Kadanoff

22.	Juanita Koo

23.	Gigi Lau

24.	Daniel Leibu

25.	Peter Leung

26.	Greg Lui

27.	Greg Mortimer

28.	Sumit Oberai

29.	Gordon Organ

30.	Stephan Organ

31.	Ruby Osten

32.	Jim Pappas

33.	Chris Petko

34.	W. David Petras

35.	Jeff Porter

36.	Eva Riekers

37.	Ralf Riekers

38.	Aaron Riley
Stockholders Agreement — Page 29

Name
39.	Walter Spracklin for “Sampo Investments” aka “SNP Funds”

40.	Vince Schiralli

41.	Eric Schouten

42.	Manjula Selvarajah

43.	Sharon Shin

44.	Tim Snelgrove

45.	Anusha Srijeyanathan

46.	Catherine Stafford

47.	Joan Stafford

48.	Kevin Stafford

49.	Ron Stafford

50.	Michael Stefan

51.	Andrew Stok

52.	Jordana Strigberger

53.	Khurram Syed

54.	Paul Teshima

55.	Barbara Teskey

56.	Ben Wagner

57.	Mitchell Walker
Stockholders Agreement — Page 30

Name
58.	Stuart Wheldon

59.	Josephine Woods

60.	Mark Woods

61.	Mike Zaranyik

62.	Valerie Frasier

63.	Eric Diggins

64.	Larry Augustin

65.	Michele Perry

66.	Anurag Srivastava

67.	Harry Weller
Stockholders Agreement — Page 31

SCHEDULE III
Eloqua Limited
CERTIFICATE
TO: Eloqua Limited, a Delaware corporation (“US Co.”)
The undersigned hereby represents and warrants to US Co:
(Please check the applicable box)

A.	☐	The undersigned is not a U.S. Person (as defined below) and will not hold the shares of Standard Common Stock of US Co. issued in exchange for the undersigned’s shares in the capital stock of Eloqua Corporation, a corporation organized under the laws of the Province of Ontario and subsidiary of the US Co., for the account of a U.S. Person, is a resident of one of the Provinces of Alberta, Manitoba, British Columbia, Newfoundland and Laborador, Ontario, Nova Scotia, Prince Edward Island, Quebec or Saskatchewan or the Northwest Territories or Nunavut and is an “accredited investor” within the meaning of National Instrument 45-106, as amended from time to time; or

B.	☐	The undersigned is not a U.S. Person (as defined below) and will not hold the shares of Standard Common Stock of US Co. issued in exchange for the undersigned’s shares in the capital stock of Eloqua Corporation for the account or benefit of a U.S. Person and is an employee of US Co., Eloqua Corporation or an affiliate thereof; or

C.	☐	The undersigned is a U.S. Person and is an “Accredited Investor” as defined in Rule 501 under the Securities Act (as defined below); or

D.	☐	The undersigned is a U.S. Person but is not an “Accredited Investor”; or

E.	☐	The undersigned is not a U.S. Person but is not a person set out in A or B above.
The undersigned shareholder of Eloqua Corporation (a “Eloqua Shareholder”) covenants, represents and warrants that (i) the undersigned is the owner of the Exchangeable Common Shares in the capital of US Co. being exchanged, (ii) such shares are owned by the undersigned free and clear of all mortgages, liens, charges, encumbrances, security interests and adverse claims, and (iii) the undersigned has full power and authority to execute and deliver this Certificate and all information inserted into this Certificate by the undersigned is accurate.
The undersigned Eloqua Shareholder acknowledges that the Exchangeable Common Shares in the capital of Eloqua Corporation and Standard Common Stock of US Co. have
Stockholders Agreement — Page 32

not been registered under the United States Securities Act of 1933, as amended (the “Securities Act”), and therefore, cannot be resold unless they are registered under the Securities Act or unless an exemption from registration is available.
The undersigned Eloqua Shareholder covenants, represents and warrants that it shall not resell any Standard Common Stock of US Co issued in exchange for its Exchangeable Common Shares unless such sale is in accordance with the provisions of Regulation S under the Securities Act, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration; or engage in hedging transactions with regard to such securities unless in compliance with the Securities Act.
For the purposes of the certifications herein, “U.S. Person” means: (i) any natural person resident in the United States; (ii) any partnership or corporation organized or incorporated under the laws of the United States; (iii) any estate of which any executor or administrator is a U.S. Person; (iv) any trust of which any trustee is a U.S. Person; (v) any agency or branch of a foreign entity located in the United States; (vi) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary for the benefit or account of a U.S. Person; (vii) any discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated, or (if an individual) resident in the United States; and (viii) any partnership or corporation if: (A) organized or incorporated under the laws of any foreign jurisdiction; and (B) formed by a U.S. Person principally for the purpose of investing in securities not registered under the Securities Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in Rule 501(a) under the Securities Act) who are not natural persons, estates or trusts; provided, however, the following are not “U.S. Persons”: (i) any discretionary account or similar account (other than an estate or trust) held for the benefit or account of a non-U.S. Person by a dealer or other professional fiduciary organized, incorporated, or (if an individual) resident in the United States; (ii) any estate of which any provisional fiduciary acting as executor or administrator in a U.S. Person if: (A) an executor or administrator of the estate who is not a U.S. Person has sole or shared investment discretion with respect to the assets of the estate; and (B) the estate is governed by foreign law; (iii) any trust of which any professional fiduciary acting as trustee is a U.S. Person, if a trustee who is not a U.S. Person has sole and shared investment discretion with respect to the trust assets, and no beneficiary of the trust (and no settler if the trust is revocable) is a U.S. Person; (iv) an employee benefit plan established and administered in accordance with the law of a country other than the United States and customary practices and documentation of such country; (v) any agency or branch of a U.S. Person located outside the United States if: (A) the agency or branch operates for valid business reasons; and (B) the agency or branch is engaged in the business of insurance or banking and is subject to substantive insurance or banking regulation, respectively, in the jurisdiction where located; and (vi) the International Monetary Fund, the International Bank for Reconstruction and Development, the Inter-American Development Bank, the Asian Development Bank, the African Development Bank, the United Nations, and their agencies, affiliates and pension plans, and any other similar international organizations, their agencies, affiliates and pension plans.
Stockholders Agreement — Page 33

For the purposes of the certifications herein, “Accredited Investor” shall mean any person who comes within any of the following categories:
1.	Any bank as defined in Section 3(a)(2) of the Securities Act, or any savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; any insurance company as defined in Section 2(a)(13) of the Securities Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

2.	Any private business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

3.	Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

4.	Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

5.	Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000;

6.	Any natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year;
Stockholders Agreement — Page 34

7.	Any trust, with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(ii); or

8.	Any entity in which all of the equity owners are accredited investors.
     The covenants, representations and warranties of the undersigned herein contained shall survive the exchange of the Exchangeable Common Shares of the undersigned.
DATED:                                         , 200  .

(Signature of Shareholder or authorized representative)

(Signature of any joint holder)

(Name of Shareholder) (please print)

(Name of authorized representative) (please print)

Stockholders Agreement — Page 35

AMENDMENT TO AMENDED AND RESTATED
STOCKHOLDERS AGREEMENT
     This AMENDMENT TO THE AMENDED AND RESTATED STOCKHOLDERS AGREEMENT is entered into as of July 27, 2011 by and among Eloqua Limited, a Delaware corporation (the “Company”), Eloqua Corporation, a corporation organized under the laws of the Province of Ontario and subsidiary of the Company (the “Subsidiary”), Gowlings Canada Inc. (the “Voting Trustee”), the purchasers (the “Purchasers”) listed on the signature pages attached hereto, and Abe Wagner and Steven Woods (the “Major Holders”) and certain other holders of Common Stock of the Company or Subsidiary Exchangeable Shares representing a Security Holder Majority (as defined below). All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to them in the Stockholders Agreement (as defined below).
Recitals
WHEREAS, the Company, the Subsidiary, the Voting Trustee, the Purchasers, the Major Holders and certain other parties are parties to that certain Amended and Restated Stockholders Agreement dated as of September 27, 2007 (the “Stockholders Agreement”); and
WHEREAS, pursuant to Section 7.5 of the Stockholders Agreement, (i) the Company, (ii) the Security Holders holding at least a majority in interest (as determined by the aggregate number of votes held directly and through the Voting Trustee in accordance with the Voting Trust) of the then-outstanding shares of Common Stock and Special Voting Stock (but excluding for the purposes of determining such majority during the period that there are outstanding at least 7,051,373 shares of Preferred Stock, any Conversion Shares) (a “Security Holder Majority”), and (iii) the Purchasers holding at least a majority of the then-outstanding shares of Preferred Stock, voting together as a single class and on an as-converted basis, desire to amend the Stockholders Agreement as set forth herein.
NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises, terms, provisions and conditions set forth in this Amendment to the Stockholders Agreement and other good and valuable consideration, the parties hereby agree:
     1. Section 2.1 of the Stockholders Agreement is hereby amended by deleting the reference to “five (5)” in the first sentence of Section 2.1 and replacing such reference with “seven (7)”, such that the number of directors shall be no more than seven (7).
     2. A new section 2.2 (f) shall be added immediately following the existing Section 2.2(e), as follows:
     “(e) to cause the election to, and maintain as a member of, the Board of Directors two (2) persons designated by the holders of a majority in interest (as determined by the aggregate number of votes held directly and through the Voting Trustee in accordance with the Voting Trust Agreement) of the issued and outstanding shares of Preferred Stock, Common Stock and Special Voting Stock, voting together as a single class and on an as-converted basis, who is elected by the holders of a majority in interest (as determined by the aggregate number of votes held directly and through the Voting Trustee in accordance with the Voting Trust Agreement) of the issued and outstanding shares of Preferred Stock, Common Stock and Special Voting Stock, voting together as a single class and on an as-converted basis (the “Additional Directors”).”
     3. A new section 2.3(f) shall be added immediately following the existing Section 2.3(e), as follows:
     “(f) Additional Directors. Each Additional Director shall serve until his successor is elected and qualified or until his earlier resignation or removal. Each Additional Director may be removed during his term of office, with or without cause, only at the direction of the holders of at least a majority in interest (as determined by the aggregate number of votes held directly and through the Voting Trustee in accordance with the Voting Trust Agreement) of the issued and outstanding shares of Preferred Stock, Special Voting Stock and Common Stock, voting together as a single class and on an as-converted basis, or by written consent of the holders of at least a majority in interest (as determined by the aggregate number of votes held directly and through the Voting Trustee in accordance with the Voting Trust) of the issued and outstanding Preferred Stock, Special Voting Stock and Common Stock. Any vacancy in the office of an Additional Director may be filled at the direction of the parties in the preceding sentence in accordance with Section 2.2(f) hereto.”
     5. Except as expressly modified herein, the Stockholders Agreement shall remain in full force and effect.
     6. This Amendment to the Stockholders Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which when taken together shall constitute one and the same agreement.
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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Stockholders Agreement to be duly executed and delivered by their proper and duly authorized representatives as of the day and year first written above.

COMPANY: ELOQUA LIMITED
By:	/s/ Joseph P. Payne
	Name:	Joseph P. Payne
	Title:	President

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PURCHASERS:

JMI EQUITY FUND IV, L.P.

By: JMI Associates IV, L.L.C., its General Partner

By:	/s/ Brad Woloson

	Name:	Brad Woloson
	Title:	Managing Member

JMI EQUITY FUND IV(AI), L.P.

By: JMI Associates IV, L.L.C., its General Partner

By:	/s/ Brad Woloson

	Name:	Brad Woloson
	Title:	Managing Member

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PURCHASERS: BAY PARTNERS X, L.P.
By:	Bay Management Company X, LLC, General Partner

By:	/s/ Neal Dempsey
	Name:	Neal Dempsey
	Title:	Manager

BAY PARTNERS X ENTREPRENEURS FUND, L.P.
By:	Bay Management Company X, LLC, General Partner

By:	/s/ Neal Dempsey
	Name:	Neal Dempsey
	Title:	Manager

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PURCHASERS:

BESSEMER VENTURE PARTNERS VII L.P. BESSEMER VENTURE PARTNERS VII INSTITUTIONAL L.P.

By: Deer VII & Co. L.P., their General Partner

By: Deer VII & Co. Ltd., its General Partner

By:	/s/ J. Edmund Colloton
Name: J. Edmund Colloton
Title: Director

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MAJOR HOLDERS:

/s/ Steve Woods

Steve Woods

/s/ Abe Wagner
Abe Wagner

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EXISTING STOCKHOLDERS

/s/ Gregory Lui Gregory Lui

/s/ Andrea Corey Andrea Corey

/s/ Ralf Riekers Ralf Riekers

/s/ Paul Teshima Paul Teshima

/s/ Stuart Weldon Stuart Weldon

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ELOQUA CORPORATION
By:	/s/ Joseph P. Payne
	Name:	Joseph P. Payne
	Title:	President

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VOTING TRUSTEE GOWLINGS CANADA INC.
By:	/s/ Sharon Mitchell
	Name:	SHARON MITCHELL
	Title:	SECRETARY

The Voting Trustee executes this Amendment, having received instructions from the Major Holders and Existing Stockholders with respect to the Exchangeable Common Shares held by each such party.

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